PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 29, 2008)	Registration No. 333-148911

PRO-PHARMACEUTICALS, INC.

7,500,000 Shares of Common Stock

Warrants to Purchase 10,800,000 Shares of Common Stock

We are offering up to 7,500,000 shares of our common stock and warrants to purchase up to 10,500,000 shares of our common stock in this offering. We will sell our common stock to investors at the negotiated price of $0.50 per share of common stock. The purchasers will receive warrants, with a term of five years, to purchase an aggregate of 7,500,000 shares of our common stock at an exercise price of $0.70 per share. The purchasers will also receive warrants, with a term of four months, to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.67 per share. These warrants are not exercisable until August 16, 2008.

For a more detailed description of our warrants, see the section entitled “Description of Warrants” beginning on page S-6 and for a more detailed description of our common stock issuable upon exercise the warrants, see the section entitled “Description of Capital Stock” beginning on page 5 of the accompanying prospectus.

Maxim Group, LLC acted as the sole placement agent and book runner on this transaction. The placement agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement. This prospectus supplement covers the warrant, with a term of five years, to purchase 300,000 of our common stock at an exercise price of $0.70 per share, to be issued to the placement agent in connection with the offering.

Our common stock is quoted on the American Stock Exchange under the symbol “PRW.” On February 14, 2008, the last reported sale price of our common stock was $0.67 per share.

Investing in our common stock and warrants involves a high degree of risk. See the section entitled “ Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Amount
Offering price	$0.50	$3,750,000
Placement agent’s fees	$0.04	$262,500
Proceeds, before expenses, to us	$0.46	$3,487,500

The common stock and warrants will be issued on or about February 20, 2008.

This prospectus supplement is dated February 14, 2008

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or related prospectus or to which we have referred you. You must not rely on any unauthorized information or representations. This prospectus supplement and related prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and related prospectus is currently only as of its date, and the information contained in any document incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and related prospectus or any sale of a security.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission. Under the shelf registration process, we may offer from time to time shares of our common stock up to an aggregate amount of $10,000,000, of which this offering is a part. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the shares of our common stock and warrants that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our common stock and warrants being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” in the accompanying prospectus before investing in shares of our common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained, or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless the context otherwise requires, all references to “we,” “our,” “our company, or “the Company” in this prospectus refer to Pro-Pharmaceuticals, Inc., a Nevada corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

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SUMMARY

The following summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the related prospectus. The following summary does not contain all the information that you should consider before investing in our common stock. To understand this offering fully, you should read this entire prospectus supplement and related prospectus carefully, including the financial statements and the documents that we have incorporated by reference into this prospectus.

ABOUT PRO-PHARMACEUTICALS, INC.

We are a development-stage company engaged in the discovery, development, and commercialization of first-in-class, therapeutic compounds for advanced treatment of cancer, liver, microbial, and inflammatory diseases. Our initial focus is the development of a new generation of anti-cancer treatments using carbohydrate polymers to target deliver chemotherapeutics to reduce toxicity and increase efficacy. DAVANAT®, the Company’s lead pipeline candidate, is currently in Phase II trials for first-line treatment of colorectal and biliary cancer.

Our technology is also being used to rescue drugs that were shelved for toxicity or half-life issues, increase the solubility of existing drugs and as new chemical entities to treat diseases such as liver and kidney fibrosis. We have entered into a research collaboration with the Mount Sinai School of Medicine to study the anti-fibrotic effects of our novel carbohydrate compounds on liver fibrosis, and with Brigham and Women’s Hospital to evaluate the anti-fibrotic effects of these compounds to treat acute and chronic kidney disease. Our first-in-class, novel carbohydrate compounds significantly reduced collagen expression and reversed fibrosis in animal models. Whereas previously, in vitro data indicated a reversal of fibrosis markers, in this proof-of-concept animal study, the compounds clearly reduced collagen expression and reversed liver fibrosis.

Our common stock is quoted on The American Stock Exchange under the symbol “PRW”. Our executive offices are located at 7 Wells Avenue, Newton, Massachusetts 02459. Our telephone number is (617) 559-0033, fax number is (617) 928-3450 and our website address is www.pro-phramaceuticals.com. The information on our website is not incorporated by reference into this prospectus.

RECENT DEVELOPMENTS

During the quarter ended December 31, 2007, we undertook a private placement of our securities, pursuant to which we entered into Securities Purchase Agreements and Registration Rights Agreements with accredited investors, as purchasers of the offered securities. The terms of the Securities Purchase Agreements describe the offered securities as units (a “Unit”), priced at $1.00 per Unit, comprised of (i) one share of our Series A 12% Convertible Preferred Stock (the “Series A Preferred Stock”); (ii) a Common Stock Purchase Warrant exercisable for $1.50 to purchase one share of our common stock, and (iii) a Common Stock Purchase Warrant exercisable for $2.00 to purchase one share of our common stock. In this private placement, we sold 1,742,500 Units and received gross proceeds of $1,742,500.

The Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock states, among other things, that

i.	the Series A Preferred Stock accrues interest at 12% per annum payable at our option in cash or shares of common stock valued per share at the higher of $1.00 or 100% of the value weighted average price of our shares of common stock for the 20 consecutive trading days prior to the applicable dividend payment date;

ii.	each share of Series A Preferred Stock is entitled to one vote on matters presented to stockholders for action;

iii.	each share of the Series A Preferred Stock is convertible any time at the option of the holder to one share of common stock, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event; and

iv.	we have the right to require conversion if the closing price of the common stock exceeds $3.00 for 15 consecutive trading days and a registration statement covering the resale of the shares of common stock issuable upon such mandatory conversion is then in effect.

In connection with this private placement, we have entered into a Registration Rights Agreement pursuant to which we agreed to file a registration statement with the SEC within six months after the closing of the private placement in order to register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants.

On January 30, 2008, Custom Equity Research, Incorporated (d/b/a Summer Street Research Partners) (“Summer Street”) filed a lawsuit against us in the Superior Court of the Commonwealth of Massachusetts, alleging claims for breach of contract, declaratory judgment and unjust enrichment arising out of an engagement letter under which Summer Street agreed to provide institutional investment placement services to the Company. Summer Street claims it is entitled to a placement fee for each placement made during the term of the agreement and for each issuance of securities made or agreed to be made by us from October 17, 2007 through November 16, 2008. We believe the lawsuit is without merit and intends to contest it vigorously.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of our common stock, see the “Description of Capital Stock” section in the accompanying prospectus. For a more complete description of the warrants, see the “Description of Warrants” section in this prospectus supplement.

Securities we are offering	We are offering up to 7,500,000 shares of our common stock and warrants to purchase up to 10,500,000 shares of our common stock in this offering. We will sell our common stock to investors at the negotiated price of $0.50 per share of common stock. Each purchaser will receive warrants equal in the aggregate to the same number of shares purchased.

Description of warrants	The purchasers will receive warrants, with a term of five years, to purchase an aggregate of 7,500,000 shares of our common stock at an exercise price of $0.70 per share. The purchasers will also receive warrants, with a term of four months, to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.67 per share. These warrants are not exercisable until August 16, 2008.

For more information on the warrants, see “Description of Warrants” in this prospectus supplement.

Use of proceeds after expenses	We intend to use the proceeds from this offering for general working capital. See “Use of Proceeds” in this prospectus supplement.

Market for the common stock and warrants	Our common stock is quoted and traded on the American Stock Exchange under the symbol “PRW.” However, there is no established public trading market for the offered warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange.

Placement agent	Maxim Group, LLC acted as the sole placement agent and book runner on this transaction. We will pay the placement agent at closing a cash fee equal to 7% of all cash proceeds received by us from investors it introduces to us, or approximately $262,500. We will also issue the placement agent a warrant, with a term of five years, to purchase 300,000 shares of our common stock at an exercise price of $0.70 per share. This prospectus supplement also covers this warrant.

RISK FACTORS

You should carefully consider the risks described below and in the accompanying prospectus and the other information in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before deciding to invest in our common stock. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects. If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects. In that case, the trading price of our securities could decline.

Risks Related to this Offering

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

We will use the net proceeds for general corporate purposes and we have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The warrants are not immediately exercisable.

The warrants being sold as part of this offering will not be exercisable until August 16, 2008. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $3.4 million.

We currently intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. We cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the progress of our clinical trials and other development efforts as well as the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. We reserve the right to change the use of proceeds as a result of certain contingencies such as competitive developments, opportunities to acquire technologies or products and other factors. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DETERMINATION OF OFFERING PRICE

We will sell our common stock and warrants in this offering at a negotiated price of $0.50 per share of common stock. The purchasers will receive warrants, with a term of five years, to purchase 7,500,000 shares of our common stock at an exercise price of $0.70 per share. The purchasers will also receive warrants, with a term of four months, to purchase 3,000,000 shares of our common stock at an exercise price of $0.67 per share. The terms and conditions of the common stock and the warrants, including exercise price, were determined by negotiation by us and the placement agent. The principal factors considered in determining these terms and conditions include:

1.	the market price of our common stock;

2.	the information set forth in this prospectus supplement and accompanying prospectus and otherwise available to the placement agent;

3.	our history and prospects and the history of, and prospects for, the industry in which we compete;

4.	our past and present financial performance and an assessment of our management;

5.	our prospects for future earnings and the present state of our development;

6.	the general condition of the securities markets at the time of this offering;

7.	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

8.	other factors deemed relevant by the placement agent and us.

DESCRIPTION OF COMMON STOCK

For a complete description of our common stock, see the “Description of Capital Stock” section in the accompanying prospectus on page 10.

DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the warrants.

General. The purchasers will receive warrants, with a term of five years, to purchase an aggregate of 7,500,000 shares of our common stock at an exercise price of $0.70 per share (the “Long-Term Warrant”). The purchasers will also receive warrants, with a term of four months, to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.67 per share (the “Short-Term Warrant”).

Exercisability. The warrants are not exercisable until August 16, 2008. The Long-Term Warrant will be exercisable, in whole or in part, at any time and from time to time during the period commencing on August 16, 2008 and ending on August 15, 2013. The Short-Term Warrant will be exercisable, in whole or in part, at any time and from time to time during the period commencing on August 16, 2008 and ending on December 15, 2008. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash of the exercise price of the shares being acquired upon exercise of the warrants. A holder of a warrant may also exercise that warrant by “cashless exercise” if the Registration Statement of which this prospectus supplement is a part, is no longer effective. “Cashless exercise” means that in lieu of paying the aggregate exercise price for the shares being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price.

Exercise Price. The exercise price per share of common stock underlying the Long-Term Warrant is $0.70 and the exercise price underlying the Short-Term Warrant is $0.67, in each case, subject to adjustment as described below.

Adjustments. The exercise price and the number of shares underlying the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common stock, stock combinations or similar events affecting our common stock. In addition, in the event we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to such reorganization event.

Fractional Shares. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

Transferability. A warrant may be transferred by a holder without our consent, upon surrender of the warrant to us, properly endorsed (by the holder executing an assignment in the form attached to the warrant) and upon payment of any necessary tax or other governmental charge imposed upon such transfer.

Ownership Cap and Exercise Restrictions. Under the terms of each warrant, at no time may a holder of a warrant exercise the warrant if the acquisition of the number of shares being purchased would result in the holder owning more than 4.99% of the common stock then outstanding. This maximum percentage may be increased, subject to sixty one (61) days prior notice to us by the holder, provided that the maximum percentage may not exceed 9.99% of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrant that have not been exercised

Listing. The warrants will not be listed on any securities exchange or automated quotation system and we do not intend to arrange for any exchange or quotation system to list or quote the warrants.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

All purchasers of the common stock and warrants are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase, ownership, conversion, exercise and disposition of the common stock or warrants in their particular situations.

PLAN OF DISTRIBUTION

We are offering through Maxim Group, LLC, who acted as our sole placement agent (the “placement agent”), 7,500,000 shares of our common stock at a purchase price of $0.50 per share to investors. In addition, the purchasers will receive warrants, with a term of five years, to purchase an aggregate of 7,500,000 shares of our common stock at an exercise price of $0.70 per share. The purchasers will also receive warrants, with a term of four months, to purchase an aggregate of 3,000,000 shares of our common stock at an exercise price of $0.67 per share. In connection with this offering, we will pay fees to the placement agent. The placement agent will be working solely on a “best efforts” basis and is not purchasing or selling any shares by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of shares. Therefore, we may not sell the entire amount of shares of our common stock and warrants offered pursuant to this prospectus supplement.

The securities purchase agreement provides that the obligations of the investors in the offering are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain opinions from our counsel.

Confirmations and this prospectus supplement will be delivered, or otherwise made available, to all investors who agree to purchase shares of the common stock, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of the shares of common stock and warrants to purchase up to 7,500,000 shares of common stock will take place on or about February 20, 2008. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, the following will occur:

1.	we will receive funds in the amount of the aggregate purchase price of the 7,500,000 shares of common stock and warrants to purchase up to 10,500,000 shares of common stock;

2.	we will issue the 7,500,000 shares of common stock and warrants to purchase up to 10,500,000 shares of common stock; and

3.	we will pay the placement agent’s fee, which will include the issuance of a warrant, with a term of five years, to purchase 300,000 of our common stock at an exercise price of $0.70 per share, in accordance with the terms of our agreement with the placement agent.

On February 12, 2008, we entered into a letter agreement with the placement agent to serve as placement agent for purchasers of our securities pursuant to our existing shelf registration statement (File No. 333-148911), until February 29, 2008. Pursuant to the agreement, we will pay the placement agent at closing a cash fee equal to 7% of all cash proceeds received by us from investors it introduces to us, or approximately $262,500. We will also issue to the placement agent at closing a warrant, with a term of five years, to purchase 300,000 shares of common stock, or 4% of the aggregate number of shares sold in the offering. This warrant will have an exercise price of $0.70 per share. This warrant will be identical to the five-year warrants issued to the purchasers, except that this warrant will not be transferable except as expressly permitted by FINRA Rule 2710(g)(1).

We have also agreed to pay to reimburse the placement agent for its actual accountable expenses incurred in connection with the offering. The estimated offering expenses payable by us, excluding the placement agent’s fees, are approximately $100,000, which include legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act. We may also be required to contribute to payments the placement agent may be required to make in respect of such liabilities.

Under no circumstances will any FINRA member firm receive compensation in excess of 8% of gross proceeds to us from this offering.

The agreement with the placement agent and the securities purchase agreement with the purchasers are included as exhibits to our current report on Form 8-K filed with the SEC on February 15, 2008 in connection with the offering.

Maxim Group, LLC may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement and accompanying prospectus will be passed upon for us by Greenberg Traurig, LLP, Boston, Massachusetts. Feldman Weinstein & Smith LLP in New York, New York is acting as counsel for the placement agent

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007;

(2)	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the SEC on May 15, 2007;

(3)	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2007, filed with the SEC on August 10, 2007;

(4)	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2007, filed with the SEC on November 14, 2007;

(5)	Our Current Report on Form 8-K filed with the SEC on April 11, 2007;

(6)	Our Current Report on Form 8-K filed with the SEC on April 17, 2007;

(7)	Our Current Report on Form 8-K filed with the SEC on June 20, 2007;

(8)	Our Current Report on Form 8-K filed with the SEC on June 27, 2006;

(9)	Our Current Report on Form 8-K filed with the SEC on July 2, 2007;

(10)	Our Current Report on Form 8-K filed with the SEC on August 3, 2007;

(11)	Our Current Report on Form 8-K filed with the SEC on August 9, 2007;

(12)	Our Current Report on Form 8-K filed with the SEC on September 14, 2007;

(13)	Our Current Report on Form 8-K filed with the SEC on September 24, 2007, as amended on September 27, 2007;

(14)	Our Current Report on Form 8-K filed with the SEC on October 4, 2007;

(15)	Our Current Report on Form 8-K filed with the SEC on October 9, 2007;

(16)	Our Current Report on Form 8-K filed with the SEC on October 15, 2007;

(17)	Our Current Report on Form 8-K filed with the SEC on October 22, 2007;

(18)	Our Current Report on Form 8-K filed with the SEC on October 30, 2007;

(19)	Our Current Report on Form 8-K filed with the SEC on November 1, 2007;

(20)	Our Current Reports on Form 8-K filed with the SEC on November 13, 2007;

(21)	Our Current Report on Form 8-K filed with the SEC on November 14, 2007;

(22)	Our Current Report on Form 8-K filed with the SEC on December 17, 2007;

(23)	Our Current Report on Form 8-K filed with the SEC on December 21, 2007;

(24)	Our Current Report on Form 8-K filed with the SEC on December 26, 2007

(25)	Our Current Report on Form 8-K filed with the SEC on January 28, 2008;

(26)	Our Current Report on Form 8-K filed with the SEC on January 28, 2008;

(27)	Our Current Report on Form 8-K filed with the SEC on February 6, 2008;

(28)	Our Current Report on Form 8-K filed with the SEC on February 7, 2008;

(29)	Our Current Report on Form 8-K filed with the SEC on February 15, 2008, as amended on February 15, 2008; and

(30)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 9, 2003, including any amendments or reports filed for the purpose of updating that description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts 02459

Attention: Anthony D. Squeglia, Chief Financial Officer

Tel.: (617) 559-0033

E-mail: squeglia@pro-pharmaceuticals.com

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 29, 2008

$10,000,000

Common stock

Preferred stock

Warrants

Units

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and/or preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. You should carefully read this prospectus and the prospectus supplements relating to the specific issue of securities together with additional information described under the heading, “Where You Can Find More Information,” beginning on Page 17 of this prospectus, before you decide to invest in any of these securities.

Our common stock is quoted on The American Stock Exchange under the symbol “PRW”. On January 28, 2008, the last reported sale price for the common stock was $0.41 per share. The aggregate market value of the voting and non-voting common equity computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of December 31, 2007 was $0.70. We have not offered any securities during the past twelve months pursuant to General Instruction I.B.6. of Form S-3.

In this prospectus, “Pro-Pharmaceuticals,” “we,” “us,” and “our” refer to Pro-Pharmaceuticals, Inc., excluding, unless the context otherwise requires, its subsidiaries.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” ON PAGE S-2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Prospectus dated January     , 2008

Our executive offices are located at 7 Wells Avenue, Newton, Massachusetts 02459. Our telephone number is (617) 559-0033, our facsimile number is (617) 928-3450 and our website address is www.pro-phramaceuticals.com. The information on our website is not incorporated by reference into this prospectus.

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Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

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Unless the context otherwise requires, all references to “we,” “our,” “our company, or “the Company” in this prospectus refer to Pro-Pharmaceuticals, Inc., a Nevada corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

ABOUT PRO-PHARMACEUTICALS, INC.

We are a development-stage company engaged in the discovery, development, and commercialization of first-in-class, therapeutic compounds for advanced treatment of cancer, liver, microbial, and inflammatory diseases. Our initial focus is the development of a new generation of anti-cancer treatments using carbohydrate polymers to target deliver chemotherapeutics to reduce toxicity and increase efficacy. DAVANAT®, the Company’s lead pipeline candidate, is currently in Phase II trials for first-line treatment of colorectal and biliary cancer.

Our technology is also being used to rescue drugs that were shelved for toxicity or half-life issues, increase the solubility of existing drugs and as new chemical entities to treat diseases such as liver and kidney fibrosis. We have entered into a research collaboration with the Mount Sinai School of Medicine to study the anti-fibrotic effects of our novel carbohydrate compounds on liver fibrosis, and with Brigham and Women’s Hospital to evaluate the anti-fibrotic effects of these compounds to treat acute and chronic kidney disease. Our first-in-class, novel carbohydrate compounds significantly reduced collagen expression and reversed fibrosis in animal models. Whereas previously, in vitro data indicated a reversal of fibrosis markers, in this proof-of-concept animal study, the compounds clearly reduced collagen expression and reversed liver fibrosis.

Our common stock is quoted on The American Stock Exchange under the symbol “PRW”. Our executive offices are located at 7 Wells Avenue, Newton, Massachusetts 02459. Our telephone number is (617) 559-0033, fax number is (617) 928-3450 and our website address is www.pro-phramaceuticals.com. The information on our website is not incorporated by reference into this prospectus.

RECENT DEVELOPMENTS

During the quarter ended December 31, 2007, we undertook a private placement of our securities, pursuant to which we entered into Securities Purchase Agreements and Registration Rights Agreements with accredited investors, as purchasers of the offered securities. The terms of the Securities Purchase Agreements describe the offered securities as units (a “Unit”), priced at $1.00 per Unit, comprised of (i) one share of our Series A 12% Convertible Preferred Stock (the “Series A Preferred Stock”); (ii) a Common Stock Purchase Warrant exercisable for $1.50 to purchase one share of our common stock, and (iii) a Common Stock Purchase Warrant exercisable for $2.00 to purchase one share of our common stock. In this private placement, to date, we sold 1,717,500 Units and received gross proceeds of $1,717,500.

The Certificate of Designation of Preferences, Rights and Limitations of Series A 12% Convertible Preferred Stock states, among other things, that

i. the Series A Preferred Stock accrues interest at 12% per annum payable at our option in cash or shares of common stock valued per share at the higher of $1.00 or 100% of the value weighted average price of our shares of common stock for the 20 consecutive trading days prior to the applicable dividend payment date;

ii. each share of Series A Preferred Stock is entitled to one vote on matters presented to stockholders for action;

iii. each share of the Series A Preferred Stock is convertible any time at the option of the holder to one share of common stock, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event; and

iv. we have the right to require conversion if the closing price of the common stock exceeds $3.00 for 15 consecutive trading days and a registration statement covering the resale of the shares of common stock issuable upon such mandatory conversion is then in effect.

In connection with this private placement, we have entered into a Registration Rights Agreement pursuant to which we agreed to file a registration statement with the SEC within six months after the closing of the private placement in order to register the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors.

If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Pro-Pharmaceuticals

We Are at an Early Stage of Development with Limited Operating History. We are a development-stage company with a limited operating history, and we have not generated any revenues to date. We have no therapeutic products available for sale, and none are expected to be commercially available for several years, if at all. We may never generate revenue or become profitable, even if we are able to commercialize any products.

We Have Incurred Net Losses to Date and Depend on Outside Capital. Our accumulated deficit as of September 30, 2007 was approximately $33.9 million. We will need to continue to conduct significant research, development, testing and regulatory compliance activities that, together with projected general and administrative expenses, we expect will result in substantial operating losses for the next several years. Accordingly, we do not expect to be generating sales or other revenue and will remain dependent on outside sources of financing during that time. If we are unable to raise funds from outside sources for our continuing operations, we may be adversely affected.

In our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007, we reported that we had $1,138,000 of then available cash and cash equivalents In addition, we reported that through November 9, 2007, we raised approximately $1,547,000 in a private placement with accredited investors who purchased “Units” of our securities. Each Unit was comprised of (i) one share of our Series A 12% Convertible Preferred Stock, (ii) a Common Stock Purchase Warrant exercisable for $1.50 to purchase one share of our common stock, and (iii) a Common Stock Purchase Warrant exercisable for $2.00 to purchase one share of our common stock. As a result we believed there was sufficient cash to fund operations through at least December 2007. To date, we have raised a total of approximately $1,717,500 in this private placement.

We also previously disclosed that there are no assurances that we would be able to obtain additional financing on favorable terms, or at all. We currently have approximately $1,200,000 million in cash and approximately $900,000 in liabilities. After considering relevant conditions and events and management’s plans we now expect to be able to fund operations through at least February 2008. The Company is actively pursuing additional sources of financing and other strategic alternatives. If we do not raise additional funds, substantial doubt will remain about our ability to continue as a going concern.

We may raise this capital through public or private equity financings, partnerships, debt financings, bank borrowings, or other sources. Additional funding may not be available on favorable terms or at all. If adequate funds are not otherwise available, we may need to significantly curtail operations. To obtain additional funding, we may need to enter into arrangements that require us to relinquish rights to certain technologies, products and/or potential markets. To the extent that additional capital is raised through the sale of equity, or securities convertible into equity, our equity holders may experience dilution of their proportionate ownership of the company.

Our Product Candidates Are Based on Novel Unproven Technologies. Our product candidates are based on novel unproven technologies using proprietary carbohydrate compounds in combination with FDA approved of drugs currently used in the treatment of cancer and other diseases. Carbohydrates are difficult to synthesize, and we may not be able to synthesize carbohydrates that would be usable as delivery vehicles for the anti-cancer drugs we plan to work with.

Our Drug Candidates Are in Clinical Trials and Results Are Uncertain. We have one product candidate in human clinical trials. Pre-clinical results in animal studies are not necessarily predictive of outcomes in human clinical trials. Clinical trials are expensive, time-consuming and may not be successful. They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the product candidates necessary for an approved drug. Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Even if our products progress successfully through initial human testing, they may fail in later stages of development. We will be dependent on others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies. These trials may not start or be completed as we forecast, or may be unsuccessful.

Our Product Candidates May Not Be Successfully Commercialized. Even if our product candidates are successful in clinical trials, they may not be successfully commercialized. Potential products may fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical to produce, fail to achieve market acceptance, or be precluded from commercialization by proprietary rights of third parties.

Our Lack of Operating Experience May Cause Us Difficulty in Managing Our Growth. We have limited experience in manufacturing or procuring products in commercial quantities, conducting other later-stage phases of the regulatory approval process, selling pharmaceutical products, or negotiating, establishing and maintaining strategic relationships. Any growth of our company will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We Will Depend on Third Parties to Manufacture and Market Our Products. We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. Accordingly, we will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on these collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

In addition, we have limited experience in marketing, sales or distribution, and we do not intend to develop a sales and marketing infrastructure to commercialize our pharmaceutical products. If we develop commercial products, we will need to rely on licensees, collaborators, joint venture partners or independent distributors to market and sell those products.

We Depend on Key Individuals to Develop Our Products and Pursue Collaborations. We are highly dependent on David Platt, Ph.D., President and Chief Executive Officer; Anatole Klyosov, Ph.D., our chief scientist; and Eliezer Zomer, Ph.D., Vice President, Manufacturing and Product Development. The loss of any of these persons, or failure to attract or retain other key personnel, could prevent us from pursuing collaborations or developing our products and core technologies.

We Are a Counterclaim Defendant in a Lawsuit Instituted by CEO David Platt. Our CEO David Platt filed a lawsuit in Massachusetts in January 2004 against GlycoGenesys, Inc. for claims including breach of contract. In its answer, GlycoGenesys named us as a counterclaim defendant alleging tortious interference and misappropriation of proprietary rights, and seeking monetary damages and injunctive relief related to our intellectual property. In March 2004, we answered the counterclaim and denied any liability. We and Dr. Platt intent to contest these counterclaims vigorously. In October 2006, pursuant to a U.S. Bankruptcy Court approval of a liquidation of GlycoGenesys Marlborough Research and Development, Inc. (now known as Prospect Therapeutics, Inc.) purchased selected assets of GlycoGenesys including this litigation. If we do not prevail in this litigation, there could be a material adverse impact on our financial position, results of operations or cash flows.

Risks Related to the Drug Development Industry

We Will Need Regulatory Approvals to Commercialize Our Products. We currently do not have products approved for sale in the U.S. or any foreign market. We are required to obtain approval from the FDA in order to sell our products in the U.S. and from foreign regulatory authorities in order to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate in order to secure FDA approval. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our products, which would prevent, defer or decrease our receipt of revenues. If we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

Our Competitive Position Depends on Protection of Our Intellectual Property. Development and protection of our intellectual property are critical to our business. If we do not adequately protect our intellectual property, competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the United States and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the United States are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

We cannot assure you that all of our patent applications will issue as patents or that the claims of any issued patents will afford meaningful protection for our technologies or products. In addition, patents issued to us or our licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored.

We are a counterclaim defendant in a lawsuit instituted by Dr. Platt. See “Risks Related to Pro-Pharmaceuticals” above.

Products We Develop Could Be Subject to Infringement Claims Asserted by Others. We cannot assure you that products based on our patents or intellectual property that we license from others will not be challenged by a third party claiming infringement of its proprietary rights. If we were not able to successfully defend our patents or licensed rights, we may have to pay substantial damages, possibly including treble damages, for past infringement.

We Face Intense Competition in The Biotechnology and Pharmaceutical Industries. The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on drug delivery technologies, which are rapidly evolving. Our competitors include major, multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours, or succeed in obtaining FDA or other regulatory approvals for product candidates before we do.

Health Care Cost Containment Initiatives and the Growth of Managed Care May Limit Our Returns. Our ability to commercialize our products successfully will be affected by the ongoing efforts of governmental and third-party payors to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Our Insurance Coverage May Not Be Adequate In All Circumstances. In the future, we may, in the ordinary course of business, be subject to claims by, and liability to, persons alleging injury as a result of taking products we have under development. If we are successful in having products approved by the FDA, the sale of these products would expose us to additional potential product liability and other claims resulting from their use. This liability may result from claims made directly by consumers or by pharmaceutical companies or others selling these products. Although we currently have insurance coverage for both product liability and professional liability, it is possible that we will not be able to maintain that insurance on acceptable terms. Any inability to maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

Risks Related to Our Stock

We Are Not in Compliance with the Continuing Listing Requirements of the American Stock Exchange. On June 22, 2007, we received a notice from the American Stock Exchange (“Amex”) Listing Qualifications Department that it is reviewing our eligibility for continued listing. Specifically, the notice cited that we do not comply with the Amex’s minimum $2 million stockholders’ equity when combined with losses from continuing operations and/or net losses in two of our last three years, as set forth in Section 1003 (a)(i) of the Amex Company Guide. To facilitate the review, we timely provided the Amex a specific plan and timeframe to achieve and sustain compliance with all Amex market listing requirements. On September 13, 2007, we received notice from Amex Staff that they accepted our plan of compliance and granted us an extension until October 13, 2008 to regain compliance with the continued listing standards. We will be subject to periodic review by Amex Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in us being de-listed from the American Stock Exchange. If we are delisted, our ability to raise capital may be diminished.

Stock Prices for Biopharmaceutical and Biotechnology Companies Are Volatile. The market price for securities of biopharmaceutical and biotechnology companies historically has been highly volatile, and the market from time-to-time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. Fluctuations in the trading price or liquidity of our common stock may adversely affect our ability to raise capital through future equity financings.

Large Sales Could Reduce the Trading Price of our Common Stock. Listed on the American Stock Exchange since September 2003, our common stock, despite certain increases of trading volume from time to time, experiences periods when it could be considered “thinly traded.” On March 21, 2007, we issued approximately 5.2 million shares to discharge approximately $3.9 million of $4.4 million outstanding obligations under our 7% Convertible Debentures. We issued the shares at a discount to the then trading price of our stock. Although resale of these shares will be subject to the volume limitations of

Rule 144 under the Securities Act of 1933, as amended (as they are “restricted securities”), the former debenture holders and warrant holders may attempt to resell them as rapidly as Rule 144 permits. These sales could place downward pressure on the trading price of our stock.

We May Need to Undertake Finance Transactions with Persons Who May Not Intend to Become Long-Term Investors. Several of our recent equity finance transactions were structured as PIPEs (private investment in public equity). In general, these transactions attract purchasers who desire to buy securities at a discount to the trading price that may be profitably and rapidly resold into the public markets after the privately placed securities are registered. Rapid resales of stock and other factors related to these transactions often exert a downward pressure on the trading price of a stock. We may find, given our present stage of development, that we must undertake this type of finance transaction in the future.

Two Principal Stockholders Own Enough Shares to Substantially Influence The Company. Two of our principal stockholders, David Platt and James Czirr, collectively own or control approximately 23% of the outstanding shares of our common stock. Acting together, these stockholders may be able to substantially influence the election of the Board of Directors and other corporate actions requiring stockholder approval, such as recapitalization or other fundamental corporate action, as well as the direction and policies of our company. Such concentration of ownership also could have the effect of delaying, deterring or preventing a change in control of the company that might otherwise be beneficial to stockholders.

Changes in Laws, Regulations and Financial Accounting Standards May Affect Our Reported Results of Operations. The Sarbanes-Oxley Act of 2002 and related regulations may result in changes in accounting standards or accepted practices within our industry and could add significant new costs to being a public company. New laws, regulations and accounting standards, as well as changes to currently accepted accounting practices, could adversely affect our reported financial results and negatively affect our stock price. Additional unanticipated expenses incurred to comply with new requirements could also negatively impact our results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain, in addition to historical information, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance and can be identified by the use of forward-looking terminology such as “may,” “could,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described in the Risk Factors section of this prospectus. We cannot assure you that we have identified all the factors that create uncertainties. Readers should not place undue reliance on forward-looking statements. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of undesignated stock, $0.01 par value per share.

The following summary of certain provisions of our common and undesignated stock does not purport to be complete. You should refer to our amended and restated certificate of incorporation and our by-laws, both of which are filed with the Securities & Exchange Commission (“SEC”). The summary below is also qualified by provisions of applicable law.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. All shares of common stock that are outstanding as of the date of this prospectus are fully-paid and non-assessable.

Preferred Stock

We are currently authorized to issue 10,000,000 shares of undesignated stock, with approximately 5,000,000 designated as Series A 12% Convertible Preferred Stock (the “Series A Preferred Stock”). Except for shares of Series A Preferred Stock, there are no shares of preferred stock outstanding as of the date of this prospectus. The Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock states, among other things, that

1.	the Series A Preferred Stock accrues interest at 12% per annum payable at our option in cash or shares of common stock valued per share at the higher of $1.00 or 100% of the value weighted average price of our shares of common stock for the 20 consecutive trading days prior to the applicable dividend payment date;

2.	each share of Series A Preferred Stock is entitled to one vote on matters presented to stockholders for action;

3.	each share of the Series A Preferred Stock is convertible any time at the option of the holder to one share of common stock, subject to adjustment in the event of a stock dividend, stock split or combination, reclassification or similar event; and

4.	we have the right to require conversion if the closing price of the common stock exceeds $3.00 for 15 consecutive trading days and a registration statement covering the resale of the shares of common stock issuable upon such mandatory conversion is then in effect.

Our board of directors has the authority to designate up to 5,000,000 shares of undesignated stock in one or more series and to fix the rights of each series. Prior to issuance of shares of each series, our Board of Directors will adopt resolutions and file a certificate of designation fixing for each series the designations, powers, preferences, conversion and other rights, voting powers, qualifications, limitations as to dividends, restrictions and terms and conditions of redemption. The preferred stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of preferred stock offered by that supplement will describe the specific terms of those securities, including:

1.	the title and stated value of that preferred stock;

2.	the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

3.	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

4.	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on that preferred stock will accumulate;

5.	the voting rights applicable to that preferred stock;

6.	the procedures for any auction and remarketing, if any, for that preferred stock;

7.	the provisions for a sinking fund, if any, for that preferred stock;

8.	the provisions for redemption, if applicable, of that preferred stock;

9.	any listing of that preferred stock on any securities exchange;

10.	the terms and conditions, if applicable, upon which that preferred stock will be convertible into shares of the Common Stock, including the conversion price (or manner of calculation of the conversion price) and conversion period;

11.	a discussion of federal income tax considerations applicable to that preferred stock;

12.	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

13.	any other specific terms, preferences, rights, limitations or restrictions of that preferred stock.

We believe the power to issue undesignated stock will provide our board of directors with flexibility in connection with certain possible corporate transactions. The issuance of undesignated stock, however, could adversely affect the voting power of holders of our common stock, restrict their rights to receive payment upon liquidation, and have the effect of delaying, deferring, or preventing a change in control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase preferred stock (which we refer to as preferred stock warrants) or common stock (which we refer to as common stock warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from the other securities. If warrants are issued, they will be issued under warrant agreements.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement that describes the terms of the warrants we are offering, and any supplemental agreements, before the issuance of the warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to those warrants. We urge you to read the applicable prospectus supplements related to the particular warrants that we sell under this prospectus, as well as the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

Terms of the Warrants

The applicable prospectus supplement will describe the following terms of preferred stock warrants or common stock warrants offered under this prospectus:

(1)	the title;

(2)	the securities issuable upon exercise;

(3)	the issue price or prices;

(4)	the number of warrants issued with each share of preferred stock or common stock;

(5)	any provisions for adjustment of (a) the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or (b) the exercise price;

(6)	if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

(7)	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

(8)	any other terms, including terms, procedures and limitations relating to exchange and exercise;

(9)	the commencement and expiration dates of the right to exercise; and

(10)	the maximum or minimum number that may be exercised at any time.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the amount of shares of preferred stock or common stock at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to us or any other person indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of preferred stock or common stock purchasable upon exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of one or more shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters; or

•	through a combination of any of these methods of sale.

We and our agents and underwriters may sell the securities being offered by us in this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”) may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any underwriter or agent;

•

describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

•	identify the purchase price and proceeds from that sale;

•	identify the amounts underwritten;

•	identify the nature of the underwriter’s obligation to take the securities; and

•	identify any quotation systems or securities exchanges on which the securities may be quoted or listed.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of securities offered under this prospectus will be a new issue with no established trading market, other than the common stock, which is listed on the American Stock Exchange. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the American Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange or on the American Stock Exchange, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by our counsel, Greenberg Traurig, LLP, Boston, Massachusetts

EXPERTS

The financial statements incorporated in this Prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference, which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” effective January 1, 2006, the restatement of the Company’s 2005 and 2004 consolidated financial statements, and the substantial doubt about our ability to continue as a going concern, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the Public Reference Room (Room 1580), 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website (www.sec.gov) that contains the reports, proxy and information statements, and other information that we file electronically with the SEC.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the above address or from the SEC’s Internet site.

Our world wide web address is www.pro-pharmaceuticals.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007;

(2)	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, filed with the SEC on May 15, 2007;

(3)	Our Quarterly Report on Form 10-Q for the three months ended June 30, 2007, filed with the SEC on August 10, 2007;

(4)	Our Quarterly Report on Form 10-Q for the three months ended September 30, 2007, filed with the SEC on November 14, 2007;

(5)	Our Current Report on Form 8-K filed with the SEC on April 11, 2007;

(6)	Our Current Report on Form 8-K filed with the SEC on April 17, 2007;

(7)	Our Current Report on Form 8-K filed with the SEC on June 20, 2007;

(8)	Our Current Report on Form 8-K filed with the SEC on June 27, 2006;

(9)	Our Current Report on Form 8-K filed with the SEC on July 2, 2007;

(10)	Our Current Report on Form 8-K filed with the SEC on August 3, 2007;

(11)	Our Current Report on Form 8-K filed with the SEC on August 9, 2007;

(12)	Our Current Report on Form 8-K filed with the SEC on September 14, 2007;

(13)	Our Current Report on Form 8-K filed with the SEC on September 24, 2007, as amended on September 27, 2007;

(14)	Our Current Report on Form 8-K filed with the SEC on October 4, 2007;

(15)	Our Current Report on Form 8-K filed with the SEC on October 9, 2007;

(16)	Our Current Report on Form 8-K filed with the SEC on October 15, 2007;

(17)	Our Current Report on Form 8-K filed with the SEC on October 22, 2007;

(18)	Our Current Report on Form 8-K filed with the SEC on October 30, 2007;

(19)	Our Current Report on Form 8-K filed with the SEC on November 1, 2007;

(20)	Our Current Reports on Form 8-K filed with the SEC on November 13, 2007;

(21)	Our Current Report on Form 8-K filed with the SEC on November 14, 2007;

(22)	Our Current Report on Form 8-K filed with the SEC on December 17, 2007;

(23)	Our Current Report on Form 8-K filed with the SEC on December 21, 2007;

(24)	Our Current Report on Form 8-K filed with the SEC on December 26, 2007

(25)	Our Current Report on Form 8-K filed with the SEC on January 28, 2008;

(26)	Our Current Report on Form 8-K filed with the SEC on January 28, 2008; and

(27)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 9, 2003, including any amendments or reports filed for the purpose of updating that description.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Pro-Pharmaceuticals, Inc.

7 Wells Avenue

Newton, Massachusetts 02459

Attention: Anthony D. Squeglia, Chief Financial Officer

Tel.: (617) 559-0033

E-mail: squeglia@pro-pharmaceuticals.com